EXHIBIT 99.1

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is presented to illustrate the effect of the sale by SM Energy Company (the “Company”) of effectively all of the Company’s North Rocky Mountain assets outside of its Divide County, North Dakota program, including its Raven/Bear Den acreage (the “Williston Basin Assets” and the “Divestiture”) on its historical financial position and operating results. The Divestiture had an effective date of October 1, 2016, and was completed on December 1, 2016. Cash proceeds from the Divestiture, after customary closing adjustments and before estimated selling costs, were $765.8 million. The Divestiture is subject to customary post-closing purchase price adjustments that have not yet been finalized.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016, is based on the historical financial statements of the Company as of September 30, 2016, after giving effect to the Divestiture as if it had occurred on September 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2016, and the year ended December 31, 2015, are based on the historical financial statements of the Company for such periods after giving effect to the Divestiture as if it had occurred on January 1, 2015. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements.

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. These principles require the use of estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates. The Company determined that the Divestiture does not qualify for discontinued operations accounting under financial statement presentation authoritative guidance.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Divestiture been consummated on the date or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 24, 2016, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed on November 2, 2016.

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2016
(in thousands, except share amounts)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$980,666	$777,026	(a)	$1,757,692
Accounts receivable	140,799			140,799
Derivative asset	109,818			109,818
Prepaid expenses and other	15,326	(5,700)	(e)	9,626
Total current assets	1,246,609	771,326		2,017,935

Property and equipment (successful efforts method):
Proved oil and gas properties	5,406,656			5,406,656
Less - accumulated depletion, depreciation, and amortization	(2,668,060)			(2,668,060)
Unproved oil and gas properties	177,787			177,787
Wells in progress	201,241			201,241
Oil and gas properties held for sale, net	1,109,517	(739,462)	(b)	370,055
Other property and equipment, net of accumulated depreciation of $41,958 and $32,956, respectively	137,553			137,553
Total property and equipment, net	4,364,694	(739,462)		3,625,232

Noncurrent assets:
Derivative asset	107,029			107,029
Restricted cash	49,000			49,000
Other noncurrent assets	18,101			18,101
Total other noncurrent assets	174,130	—		174,130
Total Assets	$5,785,433	$31,864		$5,817,297

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$277,571	$3,800	(e)	$281,371
Derivative liability	51,059			51,059
Total current liabilities	328,630	3,800		332,430

Noncurrent liabilities:
Revolving credit facility	—			—
Senior Notes, net of unamortized deferred financing costs (note 5)	2,765,398			2,765,398
Senior Convertible Notes, net of unamortized discount and deferred financing costs	128,925			128,925
Asset retirement obligation	66,158			66,158
Asset retirement obligation associated with oil and gas properties held for sale	46,290	(18,678)	(c)	27,612
Net Profits Plan liability	1,162	(1,162)	(d)	—
Deferred income taxes	453,712	1,379	(e)	455,091
Derivative liability	104,705			104,705
Other noncurrent liabilities	42,538			42,538
Total noncurrent liabilities	3,608,888	(18,461)		3,590,427

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 86,868,482 and 68,075,700, respectively	869			869
Additional paid-in capital	866,239			866,239
Retained earnings	994,969	46,525	(f)	1,041,494
Accumulated other comprehensive loss	(14,162)			(14,162)
Total stockholders’ equity	1,847,915	46,525		1,894,440
Total Liabilities and Stockholders’ Equity	$5,785,433	$31,864		$5,817,297

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2016
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
Operating revenues:
Oil, gas, and NGL production revenue	$832,130	$(108,226)	(g)	$723,904
Net gain on divestiture activity	3,413			3,413
Other operating revenues	2,007			2,007
Total operating revenues and other income	837,550	(108,226)		729,324

Operating expenses:
Oil, gas, and NGL production expense	445,658	(42,400)	(g)	403,258
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	619,193	(95,792)	(h)	523,401
Exploration	41,942			41,942
Impairment of proved properties	277,834			277,834
Abandonment and impairment of unproved properties	5,917			5,917
General and administrative	93,117			93,117
Change in Net Profits Plan liability	(6,449)			(6,449)
Derivative loss	121,086			121,086
Other operating expenses	14,180			14,180
Total operating expenses	1,612,478	(138,192)		1,474,286

Loss from operations	(774,928)	29,966		(744,962)

Non-operating income (expense):
Interest expense	(112,329)			(112,329)
Gain on extinguishment of debt	15,722			15,722
Other, net	232			232

Loss before income taxes	(871,303)	29,966		(841,337)
Income tax benefit	314,505	(11,779)	(j)	302,726

Net loss	$(556,798)	$18,187		$(538,611)

Basic weighted-average common shares outstanding	71,574			71,574

Diluted weighted-average common shares outstanding	71,574			71,574

Basic net loss per common share	$(7.78)			$(7.53)

Diluted net loss per common share	$(7.78)			$(7.53)

SM ENERGY COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	As Adjusted
Operating revenues:
Oil, gas, and NGL production revenue	$1,499,905	$(201,987)	(g)	$1,297,918
Net gain on divestiture activity	43,031			43,031
Other operating revenues	14,029			14,029
Total operating revenues and other income	1,556,965	(201,987)		1,354,978
Operating expenses:
Oil, gas, and NGL production expense	723,633	(61,501)	(g)	662,132
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	921,009	(135,188)	(h)	785,821
Exploration	120,569			120,569
Impairment of proved properties	468,679	(17,828)	(i)	450,851
Abandonment and impairment of unproved properties	78,643			78,643
Impairment of other property and equipment	49,369			49,369
General and administrative	157,668			157,668
Change in Net Profits Plan liability	(19,525)			(19,525)
Derivative gain	(408,831)			(408,831)
Other operating expenses	44,534			44,534
Total operating expenses	2,135,748	(214,517)		1,921,231

Loss from operations	(578,783)	12,530		(566,253)

Non-operating income (expense):
Other, net	649			649
Interest expense	(128,149)			(128,149)
Loss on extinguishment of debt	(16,578)			(16,578)

Loss before income taxes	(722,861)	12,530		(710,331)
Income tax benefit	275,151	(5,284)	(j)	269,867

Net loss	$(447,710)	$7,246		$(440,464)

Basic weighted-average common shares outstanding	67,723			67,723

Diluted weighted-average common shares outstanding	67,723			67,723

Basic net loss per common share	$(6.61)			$(6.50)

Diluted net loss per common share	$(6.61)			$(6.50)

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

Pro Forma Condensed Consolidated Balance Sheet

“As Reported” - represents the historical condensed consolidated balance sheet of SM Energy Company as of September 30, 2016.

a.
To adjust cash and cash equivalents for the receipt of proceeds from the sale of the Company’s Williston Basin Assets, net of estimated commissions and payments to Net Profits Plan participants. The effective date of the Divestiture is October 1, 2016, therefore, customary closing purchase price adjustments related to the effective period were excluded from pro forma adjustments.

b.	To eliminate oil and gas properties related to the assets sold, which were previously classified as assets held for sale.

c.	To eliminate the asset retirement obligation liability related to the assets sold.

d.	To eliminate the Net Profits Plan liability associated with the assets sold.

e.
To reflect the estimated change in income tax receivables and payables and deferred income taxes related to additional utilization of gross federal and state net operating losses of $980.0 million resulting in a decrease to deferred tax assets of $246.2 million, offset by the reversal of $225.1 million of net deferred tax liabilities associated with assets sold and the reversal of valuation allowances on deferred tax assets of $10.2 million relating to state net operating losses and other deferred deductions which are now expected to be utilized.

f.
To record the gain on sale of oil and gas properties, net of tax effect, as illustrated in the table below. As the gain is directly attributable to the Divestiture and is not expected to have a continuing impact on Company’s operations, the estimated gain is only reflected in retained earnings on the unaudited pro forma condensed consolidated balance sheet.

For the Nine Months Ended September 30, 2016
(in thousands)
Gross purchase price	$785,000
Less: Customary closing adjustments (1)	—
Cash proceeds received at closing (1)	785,000

Less: Commissions	(6,812)
Net Divestiture proceeds (1)(2)	778,188

Less: Cost basis of assets sold	(720,784)
Net gain on the Divestiture, before tax (1)(2)	57,404

Less: Tax expense	(10,879)
Net gain on the Divestiture (1)(2)	$46,525
____________________________________________
(1) See note (a) above regarding the exclusion of customary closing purchase price adjustments in the unaudited pro forma condensed balance sheet, as the effective date of the Divestiture is after the period presented. Net cash proceeds received at closing were $765.8 million, which reflects a net downward purchase price adjustment of $19.2 million for activity between the effective date and the closing date of the transaction.
(2) Payments to Net Profits Plan participants were accrued in the historical financial statements, and therefore, have no impact on the estimated net gain on the Divestiture reflected in the adjustment to retained earnings. The actual payout will be calculated on proceeds, net of purchase price adjustments.

Pro Forma Condensed Consolidated Statement of Operations

“As Reported” - represents the historical condensed consolidated statement of operations of SM Energy Company for the nine months ended September 30, 2016, and the year ended December 31, 2015.

g.	To eliminate the revenues and direct operating expenses for the assets sold.

h.	To eliminate depletion, depreciation, amortization, and asset retirement obligation liability accretion expense based on production volumes attributable to the assets sold.

i.	To eliminate the historical impairment of proved properties expense recorded for the assets sold.

j.
To adjust the income tax benefit for the effects of the pro forma adjustments at a 36.5 percent blended federal and state statutory rate and for changes to the state apportionment factor associated with the assets sold. The changes to the state apportionment factor resulted in a 0.1 percent revision to the applicable blended federal and state statutory rate from 36.5 percent to 36.4 percent. The cumulative effect is reflected in the unaudited pro forma condensed consolidated balance sheet, but not in the unaudited pro forma condensed consolidated statements of operations.

No pro forma adjustment was made for historical overhead costs reflected in general and administrative and exploration expense or for interest expense, as these costs are not directly attributable to the assets sold. The Divestiture proceeds will be used for acquisition and/or development activity, rather than paying down debt. Additionally, the Company’s oil, gas, and NGL commodity derivative contracts are not directly attributable to the assets sold, and therefore, were not reflected in the unaudited pro forma condensed consolidated financial statements.